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                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of Mid-Peninsula Bancorp and Subsidiary of our report dated January 28, 1994, on our audit of the consolidated financial statements of San Mateo County Bancorp as of and for the year ended December 31, 1993, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Mid-Peninsula Bancorp and Subsidiary.

                                       Coopers & Lybrand LLP


San Francisco, California
November 25, 1996